FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                       FOR REGISTRATION OF CERTAIN CLASSES
                            OF SECURITIES PURSUANT TO
                           SECTION 12(b) or (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                       SAVANNAH ELECTRIC AND POWER COMPANY
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             (Exact name of registrant as specified in its charter)


              GEORGIA                                     58-0418070
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(State of incorporation or organization)       (IRS Employer Identification No.)


 600 East Bay Street, Savannah, Georgia                                 31401
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(Address of principal executive offices)                              (Zip Code)

         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities to be registered pursuant to Section 12(b) of the Act:

                                                         Name of each exchange
    Title of each class                                 on which each class is
    to be so registered                                   to be so registered
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Series G 5.75% Senior Notes                             New York Stock Exchange
due December 1, 2044

Securities to be registered pursuant to Section 12(g) of the Act:

                                     -None-



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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.      Description of Registrant's Securities to be Registered.

             This Registration Statement relates to the $35,000,000 principal amount (1,400,000 securities) of Series G 5.75% Senior Notes due December 1, 2044 (the "Series G Senior Notes") of Savannah Electric and Power Company (the "Company "). A description of the Series G Senior Notes is contained in the Registration Statement on Form S-3, as amended, Registration No. 333-115381, filed pursuant to the Securities Act of 1933, as amended (the "Securities Act"). Such description is incorporated herein by this reference. A description of the Series G Senior Notes is also included in a prospectus supplement filed by the Company pursuant to Rule 424(b) under the Securities Act. Such prospectus supplement shall be deemed to be incorporated by reference herein.


Item 2.       Exhibits.

        Exhibit Number

               1        -- Registration Statement on Form S-3 filed by the
                           Company, as amended (Registration No. 333-115381) (incorporated herein by reference).

               4(a)     -- Senior Note Indenture between the Company and The
                           Bank of New York, as Trustee (Designated in Form 8-K dated March 9, 1998, File No. 1-5072, as Exhibit 4.1 and incorporated herein by reference).



           Exhibits heretofore filed with the Securities and Exchange Commission and designated as set forth above are hereby incorporated herein by reference and made a part hereof with the same effect as if filed herewith.

                                    SIGNATURE

           Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:     December 6, 2004                 SAVANNAH ELECTRIC AND POWER COMPANY



                                            By  /s/Wayne Boston
                                                 Wayne Boston
                                              Assistant Secretary